Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2008

DILUTED EPS OF $0.57, DOMESTIC UNIT GROWTH OF 6.0%

SILVER SPRING, MD. (October 27, 2008) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for third quarter 2008:

•	Diluted earnings per share (“EPS”) for third quarter 2008 were $0.57, compared to $0.59 for the same period of the prior year.

•

Adjusted diluted EPS for the nine months ended September 30, 2008 were $1.36, a 5% increase compared to $1.30 in the same period of the prior year. Diluted EPS were $1.30 for the nine months ended September 30, 2008 compared to $1.26 for the same period of 2007. Adjusted diluted EPS for the nine months ended September 30, 2008 excludes a $3.8 million after-tax charge (approximately $0.06 diluted EPS) resulting from the previously announced acceleration of the Company’s management succession plan. Adjusted diluted EPS for the nine months ended September 30, 2007 excludes a $2.3 million after-tax charge (approximately $0.04 diluted EPS) resulting from termination benefits for certain executive officers.

•

Earnings before interest, taxes and depreciation (“EBITDA”) were $63.9 million for third quarter 2008, compared to $64.5 million for third quarter 2007. Operating income for third quarter 2008 was $61.9 million compared to $62.4 million for third quarter 2007.

•

Adjusted earnings before interest, taxes and depreciation (“Adjusted EBITDA”) increased 4% to $152.8 million for the nine months ended September 30, 2008, compared to $147.2 million for the same period of 2007. Operating income for the nine months ended September 30, 2008 was $140.5 million compared to $137.1 million for the same period of 2007. Adjusted EBITDA for the nine months ended September 30, 2008 excludes a $6.1 million charge resulting from the acceleration of the Company’s management succession plan. Adjusted EBITDA for the nine months ended September 30, 2007 excludes a $3.7 million charge resulting from termination benefits for certain executive officers.

•	Domestic unit and room growth increased 6.0 percent and 5.4 percent, respectively, since September 30, 2007.

•

Domestic system-wide revenue per available room (RevPAR) declined 1.6% for third quarter 2008 compared to the same period of the prior year. The decrease was due to a 280 basis point decline in occupancy, which was partially offset by a 2.7% increase in average daily rate.

•	The effective royalty rate increased 7 basis points to 4.19% for the three months ended September 30, 2008 compared to 4.12% for the same period of the prior year.

•

Franchising revenues increased 1% and total revenues increased 9% for third quarter 2008 compared to the same period in 2007. Year to date franchising revenues and total revenues increased 6% and 9%, respectively, compared to the same period of 2007.

•

Executed 160 new domestic hotel franchise contracts during the third quarter of 2008 compared to 182 for third quarter 2007. Overall, year to date, new domestic hotel franchise contracts executed increased 5% to 491 compared to 469 in the same period of the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development increased 10% from September 30, 2007 to 955 hotels representing 76,269 rooms; the worldwide pipeline increased 13% from September 30, 2007 to 1,074 hotels representing 85,916 rooms.

“The fundamental resiliency of Choice’s business model was evident in our third quarter results, as the company grew its franchising revenues and once again demonstrated robust domestic unit and room growth during a period marked by significant industry-wide occupancy declines,” said Stephen P. Joyce, president and chief executive officer. “As we continue to face an uncertain economic environment, we are confident that our unrelenting focus on our franchisees’ profitability, aided by Choice’s strong centralized support systems will position us well to achieve continued long-term profitable growth. We also anticipate benefitting from hotel developers’ interest in our portfolio of conversion brands, which are appropriate for the various stages of a hotel asset’s long lifecycle. We remain focused on executing our strategy of increasing domestic market share, strengthening our brands, and returning value to our shareholders.”

Outlook for 2008

The uncertainty around the current economic environment and credit market conditions and their impact on travel patterns and hotel development activities makes it difficult to predict future results, particularly as it relates to underlying assumptions for RevPAR, new hotel franchise and relicensing sales and interest and investment income and expense.

The company’s fourth quarter 2008 diluted EPS is expected to be $0.40. The company expects full year 2008 adjusted diluted EPS of $1.76. Adjusted EBITDA for full-year 2008 are expected to be approximately $197.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 5.5% in 2008;

•	RevPAR is expected to decline approximately 6% for fourth quarter 2008 and decline approximately 1.5% for full-year 2008;

•	The effective royalty rate is expected to increase 6 basis points for full-year 2008;

•	All figures assume the share count as of October 27, 2008 and an effective tax rate of 36.25% for fourth quarter 2008 and 37% for full year 2008;

•	All figures exclude a $6.1 million charge ($3.8 million after-tax and approximately $0.06 diluted EPS) resulting from the previously announced acceleration of the Company’s management succession plan.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

The annual dividend rate per common share was increased 9 percent by the Board of Directors in September and is now $0.74. During the nine months ended September 30, 2008, the company paid $31.6 million of cash dividends to shareholders.

The company did not repurchase any shares under it share repurchase program during the three and nine months ended September 30, 2008. Subsequent to September 30, 2008 and through October 27, 2008, the Company repurchased 0.5 million shares at a total cost of $12.6 million at an average price of $23.06 per share. The company has authorization to purchase up to an additional 2.6 million shares under the share repurchase program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 39.1 million shares of its common stock for a total cost of $908.5 million through October 27, 2008. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 72.1 million shares under the share repurchase program at an average price of $12.60 per share.

Our Board has authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees to incent multi-unit franchise development in top markets. We expect to opportunistically deploy this capital over the next several years. Our current expectation is that our annual investment in these programs would range from $20 to $40 million beginning in 2009 (2008 investment in these programs is not expected to be significant), depending on market and other conditions. In addition to these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, also subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, October 28, 2008 at 9:30 a.m. EDT to discuss the company’s third quarter results. The dial-in number to listen to the call is 1-800-230-1085. International callers should dial 612-288-0329. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on either www.choicehotels.com or by calling 1-800-475-6701 and entering access code 962339 beginning at 11:30 a.m. EDT on October 28, 2008 and will remain available through November 28, 2008. The international dial-in for the replay is 320-365-3844, access code 929522.

About Choice Hotels

Choice Hotels International franchises more than 5,700 hotels, representing more than 465,000 rooms, in the United States and more than 35 countries and territories. As of September 30, 2008, 955 hotels are under construction, awaiting conversion or approved for development in the United States, representing 76,269 rooms, and an additional 119 hotels, representing 9,647 rooms, are under construction, awaiting conversion or approved for development in more than 20 countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide.

Additional corporate information may be found on the Choice Hotels Web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the Company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The Company reports franchising revenues and margins which exclude marketing and reservations revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the Company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the Company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the Company’s financial statements. In addition, the Company has the contractual authority to require that the franchisees in the system at any given point repay the Company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the Company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the Company and its competitors.

Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS: The Company’s management also uses Adjusted EBITDA, Adjusted Franchising Margins and Adjusted Diluted EPS which exclude the impact of the acceleration of the Company’s management succession plan in the nine months ended September 30, 2008 and the impact of termination benefits incurred related to the separation of certain executive officers in the nine months ended September 30, 2007. The Company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Chief Financial Officer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2008 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2008	2007	$	%	2008	2007	$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$76,595	$73,219	$3,376	5%	$188,151	$175,723	$12,428	7%
Initial franchise and relicensing fees	7,012	8,902	(1,890)	(21)%	21,202	21,482	(280)	(1)%
Procurement services	3,836	3,622	214	6%	13,650	12,603	1,047	8%
Marketing and reservation	100,811	85,485	15,326	18%	254,573	226,864	27,709	12%
Hotel operations	1,353	1,196	157	13%	3,683	3,485	198	6%
Other	1,604	2,675	(1,071)	(40)%	5,927	6,362	(435)	(7)%

Total revenues	191,211	175,099	16,112	9%	487,186	446,519	40,667	9%

OPERATING EXPENSES:

Selling, general and administrative	25,579	24,230	1,349	6%	83,409	73,735	9,674	13%
Depreciation and amortization	2,038	2,158	(120)	(6)%	6,165	6,410	(245)	(4)%
Marketing and reservation	100,811	85,485	15,326	18%	254,573	226,864	27,709	12%
Hotel operations	914	867	47	5%	2,540	2,402	138	6%

Total operating expenses	129,342	112,740	16,602	15%	346,687	309,411	37,276	12%

Operating income	61,869	62,359	(490)	(1)%	140,499	137,108	3,391	2%

OTHER INCOME AND EXPENSES, NET:
Interest expense	2,157	3,992	(1,835)	(46)%	8,687	10,206	(1,519)	(15)%
Interest and other investment (income) loss	2,402	(534)	2,936	(550)%	3,329	(2,856)	6,185	(217)%
Equity in net income of affiliates	(436)	(462)	26	(6)%	(938)	(837)	(101)	12%

Total other income and expenses, net	4,123	2,996	1,127	38%	11,078	6,513	4,565	70%

Income before income taxes	57,746	59,363	(1,617)	(3)%	129,421	130,595	(1,174)	(1)%
Income taxes	21,831	20,969	862	4%	47,921	47,241	680	1%

Net income	$35,915	$38,394	$(2,479)	(6)%	$81,500	$83,354	$(1,854)	(2)%

Weighted average shares outstanding-basic	62,316	63,556			62,084	64,929

Weighted average shares outstanding-diluted	62,887	64,602			62,778	66,077

Basic earnings per share	$0.58	$0.60	$(0.02)	(3)%	$1.31	$1.28	$0.03	2%

Diluted earnings per share	$0.57	$0.59	$(0.02)	(3)%	$1.30	$1.26	$0.04	3%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30, 2008	December 31, 2007
	(Unaudited)

ASSETS
Cash and cash equivalents	$62,527	$46,377
Accounts receivable, net	48,919	40,855
Deferred income taxes	6,673	2,387
Investments, employee benefit plans, at fair value	10,676	1,002
Other current assets	16,693	15,330

Total current assets	145,488	105,951

Fixed assets and intangibles, net	138,536	141,679
Receivable—marketing fees	12,256	6,782
Investments, employee benefit plans, at fair value	19,524	33,488
Other assets	34,126	40,484

Total assets	349,930	328,384

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$75,487	$96,195
Deferred revenue	49,897	48,660
Deferred compensation & retirement plan obligations	11,033	1,002
Other current liabilities	16,679	1,659

Total current liabilities	153,096	147,516

Long-term debt	234,400	272,378
Deferred compensation & retirement plan obligations	34,373	43,132
Other liabilities	18,568	22,419

Total liabilities	440,437	485,445

Common stock, $0.01 par value	629	621
Additional paid-in-capital	88,036	86,243
Accumulated other comprehensive income	(1,253)	346
Treasury stock, at cost	(780,564)	(798,110)
Retained earnings	602,645	553,839

Total shareholders’ deficit	(90,507)	(157,061)

Total liabilities and shareholders’ deficit	$349,930	$328,384

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$81,500	$83,354

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,165	6,410
Provision for bad debts	870	133
Non-cash stock compensation and other charges	9,989	9,080
Non-cash interest and other (income) loss	4,489	(1,599)
Dividends received from equity method investments	673	495
Equity in net income of affiliates	(938)	(837)

Changes in assets and liabilities, net of acquisitions:
Receivables	(8,646)	(11,680)
Receivable—marketing and reservation fees, net	(3,803)	17,248
Accounts payable	(16,061)	(952)
Accrued expenses	(5,416)	(9,507)
Income taxes payable/receivable	16,750	8,523
Deferred income taxes	782	(9,034)
Deferred revenue	1,292	(80)
Other assets	2,465	(432)
Other liabilities	2,280	9,040

NET CASH PROVIDED BY OPERATING ACTIVITIES	92,391	100,162

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(7,873)	(8,734)
Acquisitions, net of cash acquired	—	(343)
Purchases of investments, employee benefit plans	(6,908)	(7,128)
Proceeds from sales of investments, employee benefit plans	6,857	2,703
Issuance of notes receivable	(6,411)	(6,066)
Collections of notes receivable	368	1,675
Other items, net	(965)	(689)

NET CASH USED IN INVESTING ACTIVITIES	(14,932)	(18,582)

CASH FLOWS FROM FINANCING ACTIVITIES:

Principal payments of long-term debt	(100,000)	(422)
Net borrowings pursuant to revolving credit facility	62,000	106,200
Excess tax benefits from stock-based compensation	4,653	4,870
Purchase of treasury stock	(1,568)	(156,749)
Dividends paid	(31,626)	(29,522)
Proceeds from exercise of stock options	6,085	5,093

NET CASH USED IN FINANCING ACTIVITIES	(60,456)	(70,530)

Net change in cash and cash equivalents	17,003	11,050
Effect of foreign exchange rate changes on cash and cash equivalents	(853)	463
Cash and cash equivalents at beginning of period	46,377	35,841

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,527	$47,354

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2008*			For the Nine Months Ended September 30, 2007*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$80.12	60.9%	$48.82	$77.04	62.9%	$48.45	4.0%	(200) bps	0.8%
Comfort Suites	89.95	62.5%	56.26	87.54	66.0%	57.74	2.8%	(350) bps	(2.6)%
Sleep	72.05	59.7%	43.02	69.53	62.8%	43.69	3.6%	(310) bps	(1.5)%

Midscale without Food & Beverage	81.18	61.1%	49.61	78.20	63.5%	49.67	3.8%	(240) bps	(0.1)%

Quality	72.08	53.0%	38.20	70.45	54.5%	38.37	2.3%	(150) bps	(0.4)%
Clarion	85.04	51.0%	43.37	80.39	51.5%	41.38	5.8%	(50) bps	4.8%

Midscale with Food & Beverage	74.87	52.6%	39.35	72.76	53.7%	39.10	2.9%	(110) bps	0.6%

Econo Lodge	55.65	47.3%	26.33	54.43	48.1%	26.17	2.2%	(80) bps	0.6%
Rodeway	55.51	48.7%	27.04	53.63	47.9%	25.68	3.5%	80 bps	5.3%

Economy	55.61	47.7%	26.51	54.25	48.0%	26.06	2.5%	(30) bps	1.7%

MainStay	73.38	65.2%	47.86	69.91	67.8%	47.38	5.0%	(260) bps	1.0%
Suburban	42.57	64.3%	27.37	39.98	68.1%	27.23	6.5%	(380) bps	0.5%

Extended Stay	50.66	64.5%	32.70	46.69	68.0%	31.76	8.5%	(350) bps	3.0%

Total Domestic System	$74.47	56.2%	$41.87	$72.04	58.0%	$41.80	3.4%	(180) bps	0.2%

*	Operating statistics represent hotel operations from December through August

	For the Three Months Ended September 30, 2008*			For the Three Months Ended September 30, 2007*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$85.58	69.9%	$59.79	$82.60	73.2%	$60.51	3.6%	(330) bps	(1.2)%
Comfort Suites	92.58	68.7%	63.57	90.64	72.7%	65.88	2.1%	(400) bps	(3.5)%
Sleep	74.93	66.2%	49.63	73.09	70.8%	51.72	2.5%	(460) bps	(4.0)%

Midscale without Food & Beverage	85.65	69.1%	59.15	82.93	72.8%	60.35	3.3%	(370) bps	(2.0)%

Quality	77.04	61.2%	47.15	76.08	63.7%	48.47	1.3%	(250) bps	(2.7)%
Clarion	89.85	59.1%	53.06	85.09	60.0%	51.05	5.6%	(90) bps	3.9%

Midscale with Food & Beverage	79.74	60.7%	48.43	78.10	62.8%	49.08	2.1%	(210) bps	(1.3)%

Econo Lodge	60.26	55.7%	33.59	59.07	56.3%	33.24	2.0%	(60) bps	1.1%
Rodeway	61.31	56.0%	34.34	58.55	57.3%	33.52	4.7%	(130) bps	2.4%

Economy	60.54	55.8%	33.79	58.95	56.5%	33.31	2.7%	(70) bps	1.4%

MainStay	76.09	70.0%	53.28	73.34	75.3%	55.26	3.7%	(530) bps	(3.6)%
Suburban	43.27	65.8%	28.45	40.89	70.3%	28.76	5.8%	(450) bps	(1.1)%

Extended Stay	52.27	66.9%	34.95	49.27	71.6%	35.26	6.1%	(470) bps	(0.9)%

Total Domestic System	$78.96	64.1%	$50.62	$76.90	66.9%	$51.43	2.7%	(280) bps	(1.6)%

*	Operating statistics represent hotel operations from June through August

	For the Quarter Ended		For the Nine Months Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007
System-wide effective royalty rate	4.19%	4.12%	4.19%	4.13%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2008		September 30, 2007		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,455	113,782	1,429	111,505	26	2,277	1.8%	2.0%
Comfort Suites	526	40,890	470	36,688	56	4,202	11.9%	11.5%
Sleep	359	26,478	345	25,617	14	861	4.1%	3.4%

Midscale without Food & Beverage	2,340	181,150	2,244	173,810	96	7,340	4.3%	4.2%

Quality	888	83,648	804	77,515	84	6,133	10.4%	7.9%
Clarion	173	23,031	166	23,685	7	(654)	4.2%	(2.8)%

Midscale with Food & Beverage	1,061	106,679	970	101,200	91	5,479	9.4%	5.4%

Econo Lodge	824	51,490	824	50,273	—	1,217	0.0%	2.4%
Rodeway	336	19,904	275	16,342	61	3,562	22.2%	21.8%

Economy	1,160	71,394	1,099	66,615	61	4,779	5.6%	7.2%

MainStay	34	2,605	29	2,166	5	439	17.2%	20.3%
Suburban	58	7,054	52	6,691	6	363	11.5%	5.4%

Extended Stay	92	9,659	81	8,857	11	802	13.6%	9.1%

Cambria Suites	8	857	2	219	6	638	300.0%	291.3%

Domestic Franchises	4,661	369,739	4,396	350,701	265	19,038	6.0%	5.4%

International Franchises	1,110	98,628	1,137	99,579	(27)	(951)	(2.4)%	(1.0)%

Total Franchises	5,771	468,367	5,533	450,280	238	18,087	4.3%	4.0%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS – DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2008			For the Nine Months Ended September 30, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	33	41	74	26	32	58	27%	28%	28%
Comfort Suites	65	3	68	78	4	82	(17)%	(25)%	(17)%
Sleep	47	3	50	33	1	34	42%	200%	47%

Midscale without Food & Beverage	145	47	192	137	37	174	6%	27%	10%

Quality	4	108	112	7	96	103	(43)%	13%	9%
Clarion	6	29	35	5	28	33	20%	4%	6%

Midscale with Food & Beverage	10	137	147	12	124	136	(17)%	10%	8%

Econo Lodge	3	55	58	3	50	53	0%	10%	9%
Rodeway	2	65	67	2	62	64	0%	5%	5%

Economy	5	120	125	5	112	117	0%	7%	7%

MainStay	7	—	7	10	1	11	(30)%	(100)%	(36)%
Suburban	8	—	8	10	3	13	(20)%	(100)%	(38)%

Extended Stay	15	—	15	20	4	24	(25)%	(100)%	(38)%

Cambria Suites	12	—	12	18	—	18	(33)%	NM	(33)%

Total Domestic System	187	304	491	192	277	469	(3)%	10%	5%

	For the Three Months Ended September 30, 2008			For the Three Months Ended September 30, 2007			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	11	14	25	10	12	22	10%	17%	14%
Comfort Suites	23	—	23	38	1	39	(39)%	(100)%	(41)%
Sleep	15	1	16	17	—	17	(12)%	NM	(6)%

Midscale without Food & Beverage	49	15	64	65	13	78	(25)%	15%	(18)%

Quality	2	33	35	2	33	35	0%	0%	0%
Clarion	1	8	9	1	7	8	0%	14%	13%

Midscale with Food & Beverage	3	41	44	3	40	43	0%	3%	2%

Econo Lodge	2	16	18	1	22	23	100%	(27)%	(22)%
Rodeway	—	17	17	2	23	25	(100)%	(26)%	(32)%

Economy	2	33	35	3	45	48	(33)%	(27)%	(27)%

MainStay	6	—	6	6	—	6	0%	NM	0%
Suburban	4	—	4	3	1	4	33%	(100)%	0%

Extended Stay	10	—	10	9	1	10	11%	(100)%	0%

Cambria Suites	7	—	7	3	—	3	133%	NM	133%

Total Domestic System	71	89	160	83	99	182	(14)%	(10)%	(12)%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	September 30, 2008			September 30, 2007			Variance
	Units			Units			Conversion		New Construction		Total
		New			New
	Conversion	Construction	Total	Conversion	Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	44	123	167	41	121	162	3	7%	2	2%	5	3%
Comfort Suites	2	281	283	1	258	259	1	100%	23	9%	24	9%
Sleep Inn	1	148	149	—	113	113	1	NM	35	31%	36	32%

Midscale without Food & Beverage	47	552	599	42	492	534	5	12%	60	12%	65	12%

Quality	77	16	93	61	12	73	16	26%	4	33%	20	27%
Clarion	30	10	40	23	7	30	7	30%	3	43%	10	33%

Midscale with Food & Beverage	107	26	133	84	19	103	23	27%	7	37%	30	29%

Econo Lodge	33	5	38	45	4	49	(12)	(27)%	1	25%	(11)	(22)%
Rodeway	43	1	44	52	3	55	(9)	(17)%	(2)	(67)%	(11)	(20)%

Economy	76	6	82	97	7	104	(21)	(22)%	(1)	(14)%	(22)	(21)%

MainStay	—	38	38	1	36	37	(1)	(100)%	2	6%	1	3%
Suburban	1	39	40	6	31	37	(5)	(83)%	8	26%	3	8%

Extended Stay	1	77	78	7	67	74	(6)	(86)%	10	15%	4	5%

Cambria Suites	—	63	63	—	57	57	—	NM	6	11%	6	11%

	231	724	955	230	642	872	1	0%	82	13%	83	10%

EXHIBIT 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Franchising Revenues:

Total Revenues	$191,211	$175,099	$487,186	$446,519
Adjustments:
Marketing and reservation revenues	(100,811)	(85,485)	(254,573)	(226,864)
Hotel Operations	(1,353)	(1,196)	(3,683)	(3,485)

Franchising Revenues	$89,047	$88,418	$228,930	$216,170

Franchising Margins:

Operating Margin:

Total Revenues	$191,211	$175,099	$487,186	$446,519
Operating Income	$61,869	$62,359	$140,499	$137,108

Operating Margin	32.4%	35.6%	28.8%	30.7%

Adjusted Franchising Margin:

Franchising Revenues	$89,047	$88,418	$228,930	$216,170

Operating Income	$61,869	$62,359	$140,499	$137,108
Acceleration of management succession plan benefits	—	—	6,069	—
Executive termination benefits	—	—	—	3,690
Hotel Operations	(439)	(329)	(1,143)	(1,083)

	$61,430	$62,030	$145,425	$139,715

Adjusted Franchising Margin	69.0%	70.2%	63.5%	64.6%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,		Full Year
	2008	2007	2008	2007	2008
Net Income	$35,915	$38,394	$81,500	$83,354	$106,779
Adjustments:
Acceleration of management succession plan	—	—	3,799	—	3,799
Executive termination benefits	—	—	—	2,310	—

Adjusted Net Income	$35,915	$38,394	$85,299	$85,664	$110,578

Weighted average shares outstanding-diluted	62,887	64,602	62,778	66,077	62,700

Diluted Earnings Per Share	$0.57	$0.59	$1.30	$1.26	$1.70
Adjustments:
Acceleration of management succession plan	—	—	0.06	—	0.06
Executive termination benefits	—	—	—	0.04	—

Adjusted Diluted Earnings Per Share (EPS)	$0.57	$0.59	$1.36	$1.30	$1.76

Adjusted EBITDA Reconciliation

(in millions)

	Q3 2008 Actuals	Q3 2007 Actuals	YTD 2008 Actuals	YTD 2007 Actuals	Full Year 2008
Operating Income (per GAAP)	$61.9	$62.4	$140.5	$137.1	$183.0
Acceleration of management succession plan	—	—	6.1	—	6.1
Executive termination benefits	—	—	—	3.7	—
Depreciation and amortization	2.0	2.1	6.2	6.4	8.4

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$63.9	$64.5	$152.8	$147.2	$197.5